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Exhibit 1.2
SUBSCRIPITION AGREEMENT OF PETER SOTOLA

                             SUBSCRIPTION AGREEMENT

PACIFIC SPIRIT, INC.
11640-96 A AVENUE
VANCOUVER, BC V3V 2A1

DEAR SIRS:

CONCURRENT WITH EXECUTION OF THIS AGREEMENT, THE UNDERSIGNED (THE"PURCHASER") IS PURCHASING 2,500,000 SHARES OF COMMON STOCK OF PACIFIC SPIRIT INC. (THE "COMPANY") A NEVADA CORPORATION, AT A PRICE OF $ _0.01__ PER SHARE (THE "SUBSCRIPTION PRICE")

PURCHASER HEREBY CONFIRMS THE SUBSCRIPTION FOR AND PURCHASE OF THE SAID NUMBER OF SHARES, HEREBY AGREES TO PAY HEREWITH THE SUBSCRIPTION PRICE FOR SUCH SHARES.

CHECK PAYABLE TO:  PACIFIC SPIRIT INC.

EXECUTED THIS                DAY OF       AT
              --------------         ----

__11640-96 A AVE___ (STREET ADDRESS), _VANCOUVER (CITY)
__B C__ (STATE) _V3V 2A1_____ (ZIP/POSTAL CODE)

s/s PETER SOTOLA
----------------
Signature of Purchaser

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Printed name of Purchaser
PETER SOTOLA
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Social Security Number/Tax ID
723 286 985
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Number of Shares Purchased                      Total Subscription Price
2.5 MILLION                                     $25,000
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FORM OF PAYMENT:                                ACCEPTED

                                                PACIFIC SPIRIT INC.

                                                /s/ Peter Sotola
                                                -----------------------------
                                                Title:President
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